                                                                    Exhibit 10.2



                                   AGREEMENT

This agreement ("Agreement") is made this 18th day of Sept., 1996, between SPACEHAB, Incorporated ("SHI"), a Washington state corporation with its principal office located in Vienna, Virginia and INTOSPACE GmbH, with its principal office located in Hannover, Germany ("INTOSPACE"), as contractor to the European Space Agency ("ESA", collectively "Buyer").

                 WHEREAS INTOSPACE desires to lease from SHI space in a SPACEHAB pressurized module ("SPACEHAB" or "Module") and retain SHI to act as the carrier and interface between the NASA Space Shuttle and ESA's Spacelab Self-Standing Drawer/Morphological Transition and Model Substances payload ("SSD/MOMO") aboard the STS-84 SHI Double Module Mission to Mir ("STS-84") currently scheduled for, and no sooner than, May 1997; and

                 WHEREAS SHI desires to lease to INTOSPACE such space in the Module and to act as the carrier and interface between the NASA Space Shuttle and the SSD/MOMO aboard STS-84;

                 NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.  STATEMENT OF WORK
                 SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Agreement, the supplies and services described in the Statement of Work ("SOW") attached hereto as Exhibit A and incorporated herein by this reference.

2.  FIXED PRICE
                 INTOSPACE shall pay SHI a fixed price of 1993 US$ 610,000 for all of the "Standard Services" provided by SHI, as set forth in the SOW. Payment to SHI shall be made as follows:

                    2% (93US$  10,000)    prepaid earnest money installment
                   58% (93US$ 356,000)    upon execution of this Agreement
                   25% (93US$ 152,500)    on or before six months before committed launch date
                   15% (93US$  91,500)    after return of STS-84 and completion of all tasks due under the Agreement

3.  PAYMENT TERMS AND CONDITIONS

a. The initial payment set forth above shall be made by INTOSPACE within 30 days of its execution of this Agreement. SHI will bill INTOSPACE prior to the remaining above-referenced payment due dates, and payments shall be made within 30 days of invoice. Payments shall be escalated from 1993 US$ as determined by the US Bureau of Labor Statistics news release entitled "Productivity and Costs" to July 1, 1996 for all payments. In the event of a material change in the STS-84 launch date only, SHI will prepare a revised Payment Schedule corresponding to the changed launch date. Each revised payment schedule, if any, shall supersede all previous payment schedules and will be accompanied by an explanation to a reasonable level of detail, substantiating the changes reflected therein.

b. SHI shall send a Final Accounting/Billing to INTOSPACE as promptly as possible after completion of the last service provided for by SHI under this Agreement. The Final Accounting/Billing will contain a final accounting under the Agreement and address additional payment requirements, if any, from INTOSPACE. If, as a result of final Accounting/Billing, an additional INTOSPACE payment is required, such payment shall be due 60 days after the billing date of the Final Accounting/Billing.


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

C. In the event STS-84 is delayed, suspended, or postponed, there may be additional charges to INTOSPACE as specified in the following circumstances:

                 Delay caused by NASA

                 - INTOSPACE pays only additional service costs, if any, required/provided by NASA and/or SHI.

                 Delay caused by SHI

                 - INTOSPACE pays only additional service costs, if any, required/provided by NASA.

                 Delay caused by INTOSPACE/ESA

                 - INTOSPACE pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge.

                 - INTOSPACE pays for any additional costs incurred by SHI for services provided by NASA and/or SHI.

                 - In the event ESA delivers the payload described in the SOW ("SSD/MOMO") so late that SHI, in its sole judgment, is unable to process the SSD/MOMO in time to meet the launch schedule, SHI will terminate this Agreement and will retain as liquidated damages all payments made by INTOSPACE up through the date of termination.

4.  OPTIONAL SERVICES
                 There are no optional services currently anticipated under this Agreement. Any optional services requested by INTOSPACE are not included in the pricing set forth in Section 2 above, and shall be charged to INTOSPACE at the cost to SHI to perform and/or purchase such optional services.

5.  APPLICABILITY OF NASA/SHI SPACE SHUTTLE AGREEMENTS
                 SHI and INTOSPACE acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreement[s] governing NASA's lease of the Module for STS-84 or any other missions covered herein ("NASA Contracts"). Any changes to these NASA/SHI ageement[s] that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Agreement by either SHI or INTOSPACE. In the event of such changes by NASA, SHI and INTOSPACE agree to negotiate an equitable adjustment to this Agreement that satisfied both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA Contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence.

6.  EXCHANGE OF DOCUMENTATION AND INFORMATION
a. SHI and INTOSPACE shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement.

b. All technical data furnished to SHI under this Agreement shall be provided with no restricted rights for use, duplication, and disclosure in any manner and for any purpose whatsoever in performance of this Agreement by SHI and its contractors and subcontractors, and without a restrictive legend, except as provided below. It is the intent of the parties that the designation of proprietary technical data or trade secrets shall be kept to a minimum in order to facilitate implementation of this Agreement.



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

c. In the event any of the technical data required to be furnished to SHI under this Agreement is considered by INTOSPACE to be proprietary or a trade secret (such as detailed design, manufacturing and processing information) and INTOSPACE desires to maintain proprietary or trade secret rights for such data, INTOSPACE shall inform SHI that the data is considered proprietary or a trade secret and any data so provided shall be conspicuously marked by INTOSPACE "Proprietary" or "Trade Secret" prior to submittal to SHI.
                 SHI agrees that the data will not, without permission of INTOSPACE, be duplicated, used or disclosed by SHI or its contractors and subcontractors for any purpose other than as necessary to carry out SHI's obligations pursuant to the agreements referenced in Section 5 above or this Agreement.
                 If required by such contractors and/or subcontractors, the data will only be furnished after the contractors and/or subcontractors have agreed with SHI in writing to protect the data from unauthorized use, duplication and disclosure.

d. SHI considers all data (including data reduction and analysis) obtained or derived from the SSD/MOMO as a result of the activities for which INTOSPACE has paid SHI under this Agreement to be property of INTOSPACE, and, in order to protect trade secrets and other property rights of INTOSPACE in such data, SHI will maintain such data in confidence. SHI will not acquire, as a result of launch and associated services under this Agreement, any rights to INTOSPACE's copyrights, trademarks, trade secrets, inventions, or patents which may be used in or result from the SSD/MOMO or any rights to INTOSPACE's proprietary or trade secret data, except the right to use duplicate, and disclose such data as set forth above.

7.  PERMITS AND LICENSES
                 SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. INTOSPACE will be responsible for obtaining any permit or license that may be required to perform an activity unique to the SSD/MOMO that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of INTOSPACE's own government[s], or governmental authorities outside the United States.

8.  ALLOCATION OF Certain RISKS AND LIMITATION OF LIABILITY
a.               Inter-Party Waiver of Liability.
                 In carrying out this Agreement, SHI, ESA/INTOSPACE, and NASA, will respectively utilize their property and employees in the SPPF, NASA facilities, and during payload processing activities and STS Operations in close proximity to one another and to others. Furthermore, the parties recognize that all participants are engaged in the common goal of meaningful exploration, exploitation and utilization of outer space. In furtherance of this goal, the parties hereto agree to a no-fault, nosubrogation, inter-party waiver of liability pursuant to which each party agrees not to bring claims in arbitration or otherwise against or sue the other party or other customers of SHI, and agrees to absorb the financial and any other consequences arising out of damage to its own property and employees as a result of participation in the payload processing activities and STS Operations, irrespective of whether such damage is caused by SHI, INTOSPACE, other SHI customers, NASA, or other NASA customers participating in payload processing activities and STS Operations and regardless of whether such damage arises through negligence or otherwise.

b.               Extension of Inter-Party Waiver.
                 The parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participants in the payload processing activities and
                 STS operations.   Accordingly, the parties agree to extend the
                 waiver as set forth in Section 8a above to the other party's and NASA's contractors and subcontractors at every tier, as third party beneficiaries, whether or not such contractors or subcontractors causing damage bring property or employees to SHI's SPPF or retain title to other interest in property provided by them to be used, or otherwise involved, in the payload processing and Launch Activity. Specifically, the parties intend to protect these contractors and subcontractors from claims, including "products liability" claims, which might otherwise be pursued by the parties, or the contractors or subcontractors of the parties, or other customers of SHI or the contractors or subcontractors of such other customers. Moreover, it is the intent of the parties that





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
                 each will take all necessary and reasonable steps to foreclose claims for damage by any participant in a payload processing and Launch Activity, under the same conditions and to the same extent as set forth in Section 8a above, except for claims between INTOSPACE and its contractors or subcontractors and claims between SHI and its contractors and subcontractors.

c.  Broad Construction of Inter-Party Waiver.
                 The parties intend that the inter-party waiver of liability set forth above be broadly construed to achieve the intended objectives.

d.  Definitions of "payload processing activity" and "STS Operations" in
    Section 8.
                 "Payload processing activity" means all activity conducted at the SPPF or a NASA facility associated with the preparation of the payload(s) (including but not limited to the SSD/MOMO) for launch and SHI and/or NASA storage of all or a portion of the payload(s), and the handling and transportation of all or a portion of the payload(s) outside the confines of SHI's facility by SHI, NASA, or their contractors or subcontractors:

                               "STS Operations" means:

                               A.   All Space Shuttle System Activity

                               B.   All payload operations

                               C.   Use of all tangible personal property
                                    (including ground support, test, training and simulation equipment related to A & B above).

                               D.   Research, design, development, test,
                                    manufacture, assembly, integration,
                                    transportation, or use of materials related to the above items, A, B & C.

                               E. Performance of any activities related to A through D.

e. The protection of cross waiver of liability for STS Operations herein agreed to shall cover a period of time during which STS Operations are being performed as follows:

                                  Beginning with the signature of an Agreement or Arrangement with NASA for Space Transportation System services and (i) when any employee, payload or property arrives at a United States Government Installation, or
                                  (ii) during transportation of such to the installation by a United States Government Conveyance, or (iii) at ingress of such into an Orbiter, for the purpose of fulfilling such Agreement or Arrangement, or (iv) the commencement of extravehicular activities by the Shuttle Crew for the purpose of retrieval of the payload, whichever occurs first and Ending with regard to any employee, payload or property, when such employee, payload or property departs (i) a U.S. Government Installation, or (ii) the Orbiter if it lands at other than such Installation, or (iii) a U.S. Government conveyance which transports the employee and/or payload and related property from such Installation or Orbiter.

f.               Risk of Patent Infringement

                 (i) SHI agrees to indemnify INTOSPACE, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against INTOSPACE by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by INTOSPACE which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to INTOSPACE by SHI hereunder.

                  (ii) INTOSPACE agrees to indemnify SHI and NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to products, processes or articles of manufacture used in the SSD/MOMO and any supporting equipment and facilities brought to the SHI SPPF by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors.

g.               Limitation of SHI and INTOSPACE Liability

                 Notwithstanding any other provisions herein, to the extent that a risk of damage is not dealt with expressly in this Agreement, SHI's and the INTOSPACE's liability under this Agreement, whether or not arising as a result of an alleged breach of this Agreement, shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages.

9.  ASSISTANCE WITH THIRD PARTY CLAIMS
                 In the event a third party claim is asserted against SHI or INTOSPACE as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontrators, arising from or in connection with the Services provided by SHI under this Agreement, SHI and INTOSPACE each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

10.  WARRANTIES
                 SHI MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.  PUBLICITY RELATING TO AGREEMENT
                 In cases where one Party intends to use results obtained from this Agreement or advertise his role in this Agreement, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

12.  APPLICABLE LAW
                 The Agreement shall be governed by German law, except to the extent that an issue is not governed expressly by the Agreement, in which case US Federal law shall govern all such issues.

13.  ARBITRATION/DISPUTES
                 Disputes arising out of the interpretation or execution of this Agreement which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Hannover, Germany. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of its obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, INTOSPACE and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Agreement and without prejudice to the final resolution of the matter in dispute.

14.  TERMINATION OF SERVICES
                 Both parties have the right to terminate this Agreement pursuant to the following conditions only:

a.               SHI may terminate this Agreement:
                 (i) as a result of breach by INTOSPACE if INTOSPACE has not cured the breach within a reasonable time after written notice to INTOSPACE (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and INTOSPACE is further liable for all costs incurred by SHI resulting from INTOSPACE's breach of the Agreement or,
                 (ii)   as a result of any actions or inactions by NASA which
                        materially impair SHI's ability to perform this
                        Agreement, in which case INTOSPACE shall be entitled to any transportation costs for which SHI is reimbursed by NASA and which were previously paid by INTOSPACE.

b.               INTOSPACE may terminate this Agreement
                 (i) without cause at any time before installation of the SSD/MOMO into the SHI module upon sufficient written notification to SHI of such intent, in which case INTOSPACE shall be liable for and SHI shall retain as liquidated damages all Transportation and Lease progress payments, plus the Integration and Optional Services costs incurred up to the time of termination, as well as all termination charges, or
                 (ii) in the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from INTOSPACE, in which case INTOSPACE will be relieved from making any further payments to SHI subsequent to the material breach hereof

c.               Termination In Special Cases
                 INTOSPACE may at any time terminate this Agreement by giving written notice with immediate effect in any of the following events:
                 - if SHI becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors;
                 - if SHI resorts to fraudulent practices in connection with the contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed or by the giving or offering of gifts or remuneration for the purpose of bribery to any person in the employ of an ESA Member State or of ESA or acting on its behalf, irrespective of whether such bribes or remuneration are made on the initiative of SHI or otherwise.

15.   ASSIGNMENTS
a. Assignment, delegation or use as security on a first mortgage of this Agreement or rights or duties hereunder by SHI is hereby consented to by INTOSPACE.

b. INTOSPACE shall not assign to another person or entity any party of its rights under this Agreement, including but not limited to rights for services related to scheduled launches, except to ESA for the SSD/MOMO, and as otherwise expressly agreed to by SHI in writing, and as may be required pursuant to law.






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c.               In the event that INTOSPACE receives notice that this
                 Agreement has been assigned to a lending institution, INTOSPACE agrees (1) to acknowledge such assignment; (2) that any Agreement or agreement so assigned may neither be amended in any material respect nor terminated by SHI without the prior consent of such lending institutions; and (3) will promptly notify the lending institutions of any default by SHI and will provide the lending institution with a reasonable opportunity for the cure of such default.

16.  NOTICES
                 All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

                 To SHI:               Nelda Wilbanks
                                       Contracts Administrator
                                       SPACEHAB, Inc.
                                       1595 Spring Hill Road, Suite 360
                                       Vienna, VA 22182

                 To INTOSPACE:         Thomas Hauschild
                                       INTOSPACE GmbH
                                       Sophienstrasse 6
                                       D-30159 Hannover 1 Germany

                 The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

17.  FORCE MAJEURE
                 Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate its affects.

18.  COMPLETE AGREEMENT
                 This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.




                 INTOSPACE                        SHI, Inc.


                 BY: /s/ JURGEN VON DER LIPPE     By: /s/ DAVID ROSSI
                     ------------------------         ------------------------

                 Name: Jurgen Von Der Lippe       Name: David Rossi
                       ----------------------           ----------------------

                 Title: Managing Director         Title: Sr. Vice President
                        ---------------------            ---------------------





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
EXHIBIT A

                     SHI-INTOSPACE (ESA) STATEMENT OF WORK:

I.       GENERAL DESCRIPTION OF SHI INTEGRATION AND FLIGHT SERVICES

         SHI will provide and maintain a pressurized module ("SPACEHAB") that fits in the cargo bay of the National Aeronautics and Space Administration's ("NASA") Space Shuttle Orbiter ("Shuttle") to act as the carrier and interface between the Shuttle and the Self-Standing Drawer / Morphological Transition and Model Substances ("SSD/MOMO") payload. Power, thermal control, command and data management, environmental control, and structural support facilities and systems are available to support the SSD/MOMO. Adaptive SPACEHAB rack hardware to permit physical integration of the SSD/MOMO into the SPACEHAB are also provided by SHI. The SSD/MOMO will be analytically, physically and operationally integrated with other user payloads into the SPACEHAB. SHI services will include SSD/MOMO launch into orbit, in-orbit operation by a trained flight crew, return of SSD/MOMO to the launch site and to the SPACEHAB Payload Processing Facility (SPPF), deintegration of all SSD/MOMO hardware, and return of SSD/MOMO hardware to ESA. All SHI (and NASA) provided services for SSD/MOMO are considered "standard" and are included in SHI's basic contract price. There are no known requirements for SPACEHAB or NASA-provided "optional" services (e.g. late access/early retrieval) for the SSD/MOMO payload.

II.      RESPONSIBILITIES OF SPACEHAB, INC. (SHI)

         A.  PROVISION OF STANDARD SERVICES

         In support of the flight of the ESA-sponsored SSD/MOMO experiment abroad the SPACEHAB module on STS 84, SHI shall perform the following "standard" services.

         1. Provision of the required agreements with NASA to provide Space Shuttle transportation on STS-84.

         SHI will negotiate and execute all agreements with NASA which are required to manifest the SSD/MOMO experiment aboard SPACEHAB on STS
         84. SHI will pay NASA's required transportation charges according to established payment methods and milestones.





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
         2. Provision of Experiment Interface Definition and Analytical Integration

         SHI will assess ESA developed SSD/MOMO data, performance analyses, and SPACEHAB subsystem resource requirements and perform the following experiment requirements synthesis and analysis tasks:

         a. Development of the core SPACEHAB/SSD/MOMO Interface Control Document (ICD); the ICD Appendix A (Ground Operations Interface Requirements); the ICD Appendix B (Safety/Verification Requirements); and the ICD Appendix C (Flight Operations Interface Requirements).

         b. Integration and submittal of flight and ground safety review packages to NASA (Phase II, III) as required.

         c.  Development of experiment stowage requirements.

         d. Analysis of all experiment test/analytical data as it pertains to the physical (structural) interface with the SPACEHAB rack and module.

         e.  Performance of a mass/center of gravity (e.g.) analysis.

         f.  Performance of an experiment materials analysis.

         g. Performance of an experiment SPACEHAB resource requirements assessment.

         3.  Provision of Mission Analytical Integration

         Based upon the SSD/MOMO's data and operational requirements, provided by ESA, SHI will locate the SSD/MOMO in a SPACEHAB rack within the SPACEHAB pressurized volume (with a compatible complement of payloads), will integrate the SSD/MOMO resource requirements and safety data with those of other payloads, and will develop flight procedures and timelines for operation of the experiment in-orbit. Specifically, SPACEHAB will perform the following mission integration tasks for ESA:

         a. Development of an integrated Mission Requirements and Allocations Document (MRAD) which incorporates the SPACEHAB and Shuttle mission





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         resource requirements necessary for the successful implementation of
         SSD/MOMO experiment objectives.

         b. Development and submittal to NASA of the required Shuttle Payload Integration Plan (PIP) data as it pertains to the SSD/MOMO requirements for Shuttle resources.

         c. Development and implementation of an integrated Crew Training Plan which includes documentation of all requirements for SSD/MOMO flight crew training, scheduling of all SSD/MOMO crew training sessions with the NASA Training Coordinator, coordination of all SSD/MOMO training sessions with the affected SSD/MOMO Principle Investigators and Payload Element Developers, and direction of all integrated timeline training sessions at the SPPF.

         d. Development and production of a flight qualified SSD/MOMO Experiment Operations Checklist (EOC) for onboard use by the flight crew.

         e. Development of SSD/MOMO crew activity timeline inputs for inclusion by NASA in the integrated Shuttle Crew Activity Plan.

         f. Integration of ESA-provided SSD/MOMO flight and ground safety data into mission safety packages for review by the NASA Flight and Ground Payload Safety Review Boards.

         g. Representation of ESA and the SSD/MOMO to NASA at all NASA payload integration process forums and meetings, including payload safety reviews.

         4.  Provision of Hardware Physical Integration and Deintegration

         This category involves the preparation for and execution of SSD/MOMO-to-SPACEHAB and SPACEHAB-to-Shuttle physical integration and deintegration tasks to support the SSD/MOMO's flight on STS 84. It includes logistics and ground operations planning, ground procedures development, integrated schedule development, hardware physical installation, and ESA personnel accommodation elements. The activities associated with this function are performed within the SPACEHAB Payload Processing Facility (SPPF) at Cape Canaveral, Florida. Specifically, SHI will provide to ESA the following services:

         a. Coordination of shipping and receiving of flight and training hardware to and from the SPPF.





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         b.  Provision of a SPPF Customer Work Area with the necessary security and administrative/laboratory equipment to control, store and prepare for flight all SSD/MOMO parts, experiment materials and supporting equipment.

         c. Provision at the SPPF of a high fidelity mockup of the SPACEHAB module for use in experiment interface checks and in integrated timeline training with the flight crew.

         d. Integration of the SSD/MOMO into the SPACEHAB rack and into the SPACEHAB module and performance of a SPACEHAB resource accommodations Interface Verification Test (IVT) prior to the module's delivery to KSC; and deintegration of the same hardware following the SPACEHAB module's post-flight return to the SPPF.

         5.  Provision of Flight Operations Support

         For the Flight Phase, SHI will provide accommodations for ESA and INTOSPACE management, technical and scientific personnel in the Mission Control Center (MCC) at the NASA Johnson Space Center. The following services will be provided at the MCC:

         a. Physical accommodations for personnel to monitor real-time operations during the Prelaunch, Flight, and Postlanding phases of the STS 84 mission.

         b. Telemetry, voice and video data as required to monitor the progress of the SSD/MOMO experiment operations over the duration of the mission.

         c. Provision of a Mission Console Handbook which provides administrative, technical and logistics information about the SSD/MOMO and other experiments aboard the SPACEHAB module as well as about the cadre of NASA, ESA, INTOSPACE and SHI personnel supporting the mission.

         d. Administrative services for acquiring/copying and routing of mission-related data and correspondence to local and remote locations.

         6.  Provision of Support to Post-Flight Data Analysis





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         SHI will provide or coordinate the provision of the required historical SSD/MOMO flight data and timeline information in support of SSD/MOMO post flight analysis activities.

         8.  Provision of SSD/MOMO Project Management

         To organize, schedule and manage the provision of the standard and optional services as described above, SHI shall provide the following SSD/MOMO project management personnel and methods:

         a. SHI will designate an SHI Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the INTOSPACE CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract. The CDIM will:

         1.) Coordinate SHI inputs to the development and maintenance of this contract with INTOSPACE and ESA personnel as required

         2.) Establish methods for communication of contract implementation activities to all participants (e.g. teleconferences, e-mail lists key meetings).

         b. SHI will designate an SHI SSD/MOMO Payload Coordinator (PC) for the SSD/MOMO experiment. The PC will:

         1.) Be the principal SHI advocate for the successful flight of the SSD/MOMO.

         2.) Be responsible for coordinating with the SHI, ESA, and NASA technical points of contract all SHI support related to the technical and operational implementation of the standard services described below.

         3.) Be responsible for the identification and resolution of all technical and operational issues pertaining to the flight of the SSD/MOMO experiment.

         9.  Provision of SSD/MOMO Project Reporting

         In order to facilitate the routine exchange of mission integration and scheduling information and a team-oriented approach to problem identification and resolution, the following methods of communication will be established:





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         a.  The PC will hold biweekly teleconferences with key project participants to plan and/or status integration activities and to resolve issues.

         b. The PC will develop and maintain a detailed, date-specific SSD/MOMO Integration Milestones Template (IMT) which identifies all key deliverables as well as all key mission preparation milestones.

         c. The SHI CDIM will provide monthly reports to INTOSPACE on the status of SSD/MOMO mission integration activities.

         B.  PROVISION OF OPTIONAL SERVICES

         There have been no optional services identified for the SSD/MOMO experiment flight aboard SPACEHAB on STS-84.

III.  RESPONSIBILITIES OF INTOSPACE

         INTOSPACE will serve as ESA's administrative agent for establishing a contract relationship with SHI. Therefore, it is INTOSPACE's responsibility to establish and maintain this contract directly with SHI, on ESA's behalf, in order for ESA to obtain from SHI the necessary lease and integration services required for the successful flight of the SSD/MOMO in the SPACEHAB module. Acting in this capacity, INTOSPACE will:

         A. Facilitate ESA's completion of the following critical preparatory functions in support of the flight of the SSD/MOMO experiment:

         1. All SSD/MOMO hardware and experiment materials shall conform to established NASA payload safety requirements documentation and are subject to review and approval by the NASA Flight and Ground Safety Review Boards.

         2. Timely coordination with the SHI Payload Coordinator in the development of experiment functional objectives and flight and ground operations protocols and procedures.

         3. Timely delivery of all SSD/MOMO to the SPPF for preflight processing.

         4. ESA support to meetings, teleconferences, flight crew training sessions, integrated mission simulations and real-time missions operations.





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         5.      Designation of ESA technical points of contact who will be responsible for coordinating with the SHI Payload Coordinator all technical activities to be performed under this Agreement.

         B.  Designation of an INTOSPACE Contract Development and
         Implementation Manager (CDIM) who will be responsible for coordinating with the SHI CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract.

         C. Establishment and maintenance of the required contract(s) with ESA to facilitate ESA sponsorship of the flight of the SSD/MOMO on STS-84.

         D. Establishment and maintenance of the required contract with SHI to obtain SHI lease and integration services necessary for the flight of the SSD/MOMO in SPACEHAB on STS-84.

         E. Receipt of established contract milestone payments from ESA and provision of established contract milestone payments to SHI for performance of these required services.





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